Exhibit 10.34
Execution Copy

INVESTMENT ADVISORY SERVICES AGREEMENT

THIS INVESTMENT ADVISORY SERVICES AGREEMENT (this “Agreement”) is made and entered into as of August 17, 2007, by and among Advanced Communications Technologies, Inc., a Delaware corporation (the “Company”) and H.I.G. Capital L.L.C., a Delaware limited liability company (“H.I.G.”).

WHEREAS, on the terms and subject to the conditions contained in this Agreement, the Company desires to engage H.I.G. to provide certain financial advisory services and H.I.G. desires to perform such services for the Company.

NOW, THEREFORE, in consideration of the premises and the respective mutual agreements, covenants, representations and warranties contained in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Appointment of H.I.G. On the terms and conditions provided in this Agreement, the Company appoints H.I.G. and H.I.G. accepts appointment as a financial advisor to the Company and its subsidiaries, including the business of any companies hereafter formed or acquired by the Company or any such subsidiary.

2. Board of Directors Supervision. The activities of H.I.G. to be performed under this Agreement will be subject to the supervision of the Board of Directors of the Company (the “Board”) to the extent required by applicable law or regulation and subject to reasonable policies consistent with the terms of this Agreement adopted by the Board and in effect from time to time.

3. Authority of H.I.G. Subject to any limitations imposed by applicable law or regulation, H.I.G. will render financial advisory services to the Company and its subsidiaries, which services will include advice and assistance concerning any acquisitions, dispositions or financing transactions undertaken by the Company and its subsidiaries, including advising the Company and its subsidiaries in their relationships with banks and other financial institutions and with accountants, attorneys, financial advisers and other professionals with respect to such transactions. Upon the request of the Board, H.I.G. will make periodic reports to the Company with respect to the financial advisory services provided hereunder. H.I.G. will cause its employees and agents to provide the Company and its subsidiaries with the benefit of their special knowledge, skill and business expertise to the extent relevant to the services provided hereunder.

4. Reimbursement of Expenses; Independent Contractor. All obligations or expenses incurred by H.I.G. in the performance of its duties under this Agreement will be for the account of, on behalf of, and at the expense of the Company. H.I.G. will not be obligated to make any advance to, or for the account of, the Company or to pay any sums, except out of funds held in accounts maintained by the Company, nor will H.I.G. be obligated to incur any liability or obligation for the account of the Company without assurance that the necessary funds for the discharge of the liability or obligation will be provided. H.I.G. will be an independent contractor, and nothing contained in this Agreement will be deemed or construed (a) to create a partnership or joint venture between the Company and H.I.G., (b) to cause H.I.G. to be responsible in any way for the debts, liabilities or obligations of the Company, any of its subsidiaries or any other party or (c) to constitute H.I.G. or any of its employees as employees, officers, or agents of the Company or any of its subsidiaries.

5. Other Activities of H.I.G.; Investment Opportunities. The Company acknowledges and agrees that H.I.G. will not be required to devote H.I.G.’s (or any of its employees, officers, directors, affiliates or associates) full time and business efforts to the duties of H.I.G. specified in this Agreement, but only so much of such time and efforts as H.I.G. reasonably deems necessary. The Company further acknowledges and agrees that H.I.G. and its affiliates are or may be engaged in the business of investing in, acquiring and/or managing businesses for H.I.G.’s own account, for the account of H.I.G.’s affiliates and associates and for the account of other unaffiliated parties and that no aspect or element of these activities will be deemed to be engaged in for the benefit of the Company nor to constitute a conflict of interest. H.I.G. will be required to bring only those investments and/or business opportunities to the attention of the Company which H.I.G., in its sole discretion, deems appropriate.

6. Compensation of H.I.G. HIG will be entitled to the fees described below with respect to the acquisition or disposition of any business operation or material assets by the Company or its subsidiaries, the sale of the Company or any of its subsidiaries, or any other transaction not in the ordinary course of business, including any public or private debt or equity financing of the Company or its subsidiaries (which shall include an initial public offering), in each case which has been introduced, arranged, managed and/or negotiated by HIG or its affiliates (each, a “Transaction”). In connection with each Transaction, HIG will be entitled to (a) a fee for investment banking services (the “Investment Banking Fee”) and (b) a supplemental management fee (the “Supplemental Management Fee” and, together with the Investment Banking Fee, the “Transaction Fee”). The Transaction Fee will be paid at the closing or other consummation of any Transaction. The Investment Banking Fee for a Transaction will be equal to 1% of the Transaction Value (as defined below) and the Supplemental Management Fee will also be equal to 1% of the Transaction Value (as defined below). The “Transaction Value” for a Transaction shall mean (i) the enterprise value, in connection with an acquisition or disposition, (ii) the financing amount, in connection with a debt or equity financing, or (iii) the benefit value, in connection with any other transaction not in the ordinary course of business. The Parties agree that the Transaction Fee for the Transaction pursuant to that certain Purchase Agreement, dated as of the date hereof, between the Company, ACT-DE LLC and certain other purchasers thereunder (and the other transactions related thereto, will be comprised of a $262,500 Investment Banking Fee and a $262,500 Supplemental Management Fee.

7. Limitations on Payment of Transaction Fee. Notwithstanding anything contained herein to the contrary Transaction Fees shall only be payable to the extent permitted by the terms of the Note Purchase Agreement (as defined below). The parties hereby agree that to the extent the Company is prohibited from timely paying the Transaction Fee in whole or in part by the Note Purchase Agreement, such unpaid Transaction Fee, or portion thereof, shall be accrued (and shall accrue interest at a rate of 5% per annum, compounded monthly). Any such accrued Transaction Fee, or portion thereof, shall be paid by the Company within ten (10) days after the prohibition on such payment has been waived or otherwise terminated. “Note Purchase Agreement” means that certain Note Purchase Agreement, dated the date hereof, among the Company, its subsidiaries, Sankaty Advisors, LLC and the parties identified as “Note Purchasers” therein.

8. Term. This Agreement will commence as of the date hereof and will remain in effect until the fifth anniversary of the date hereof, unless terminated earlier in accordance with the provisions of this Agreement.

9. Termination. Either the Company or H.I.G. may terminate H.I.G.’s engagement under this Agreement in the event of the breach of any of the material terms or provisions of this Agreement by the other party, which breach is not cured within 10 business days after notice of the same is given to the party alleged to be in breach by the other party. If this Agreement is terminated by H.I.G. because of the breach of any of the material terms or provisions hereof by the Company, H.I.G. will be entitled to recover damages from the Company and will not be required to mitigate or reduce damages by seeking or undertaking other management arrangements or business opportunities.

10. Standard of Care. H.I.G. (including any person or entity acting for or on behalf of H.I.G.) will not be liable for any mistakes of fact, errors of judgment, losses sustained by the Company or any subsidiary or acts or omissions of any kind, unless caused by the gross negligence or willful misconduct of H.I.G., as finally determined by a court of competent jurisdiction.

11. Indemnification of H.I.G. The Company will indemnify and hold harmless H.I.G. and its present and future officers, directors, affiliates, employees, controlling persons, agents and representatives (“Indemnified Parties”) from and against all losses, claims, liabilities, suits, costs, damages and expenses (including attorneys’ fees) arising from their performance of services hereunder, except as a result of their gross negligence or willful misconduct. The Company will reimburse the Indemnified Parties on a monthly basis any cost of defending any action or investigation (including, but not limited to, attorneys’ fees and expenses) subject to an undertaking from any such Indemnified Party to repay the Company if such party is determined not to be entitled to indemnity.

12. Company Representations. Each party hereby represents and warrants to the other. that (i) the execution, delivery and performance of this Agreement by it does not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which it is a party or by which it is bound and (ii) upon the execution and delivery of this Agreement by the other party, this Agreement shall be the valid and binding obligation of the first party, enforceable in accordance with its terms.

13. Successors and Assigns. This Agreement is intended to bind and inure to the benefit of and be enforceable by H.I.G., the Company and their respective successors and assigns, except that without the prior written consent of H.I.G., the Company will not assign, transfer or convey any of its rights, duties or interest under this Agreement, nor will it delegate any of the obligations or duties required to be kept or performed by it hereunder.

14. Notices. Any notices, requests, demands and other communications required or permitted to be given under this Agreement will be in writing and, except as otherwise specified in writing, will be given by personal delivery, facsimile transmission, express courier service or by registered or certified mail, postage prepaid, return receipt requested:

If to the Company:	Advanced Communications Technologies, Inc.
420 Lexington Avenue, Suite 2739
New York, NY 10170
Attention: Wayne Danson, Chief Executive Officer
Facsimile: 646.227.1666

If to H.I.G.:	H.I.G. Capital, L.L.C.
855 Boylston Street, 11th Floor
Boston, Massachusetts 02116
Attn: John Black and William Nolan
Facsimile No.: (617) 262-1505

or to such other addresses as either party hereto may from time to time give notice of (complying as to delivery with the terms of this Section 14) to the other. Notice by registered or certified mail will be effective three days after deposit in the United States mail. Notice by any other permitted means will be effective upon receipt.

15. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those which are invalid or unenforceable, will not be affected thereby, and each term and provision of this Agreement will be valid and be enforced to the fullest extent permitted by law.

16. No Waiver. The failure of the Company or H.I.G. to seek redress for any violation of, or to insist upon the strict performance of, any term or condition of this Agreement will not prevent a subsequent act by the Company or H.I.G., which would have originally constituted a violation of this Agreement by the Company or H.I.G., from having all the force and effect of any original violation. The failure by the Company or H.I.G. to insist upon the strict performance of any one of the terms or conditions of the Agreement or to exercise any right, remedy or election herein contained or permitted by law will not constitute or be construed as a waiver or relinquishment for the future of such term, condition, right, remedy or election, but the same will continue and remain in full force and effect. Except to the extent that the Company’s rights of termination are limited herein, all rights and remedies that the Company or H.I.G. may have at law, in equity or otherwise upon breach of any term or condition of this Agreement, will be distinct, separate and cumulative rights and remedies and no one of them, whether exercised by the Company or H.I.G. or not, will be deemed to be in exclusion of any other right or remedy of the Company or H.I.G.

17. Entire Agreement; Amendment; Certain Terms. This Agreement contains the entire agreement among the parties hereto with respect to the matters herein contained and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way. The provisions of this Agreement may be amended only with the prior written consent of the Company and H.I.G.

18. Governing Law. This Agreement will be governed by and construed in accordance with the internal laws of the State of New York without reference to the laws of any other state.

19. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

20. Delivery by Facsimile. This Agreement and any amendments hereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto, each other party hereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto shall raise the use of a facsimile machine to deliver a signature or the fact that any signature was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

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IN WITNESS WHEREOF, this Investment Advisory Services Agreement has been duly executed as of the date first written above.

ADVANCED COMMUNICATIONS TECHNOLOGIES, INC.

By:	/s/ Wayne I. Danson
Name:	Wayne I. Danson
Its:	President & Chief Executive Officer

H.I.G. CAPITAL L.L.C.

By:	/s/ William J. Nolan IV
Name:	William J. Nolan IV
Its: